SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[   ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

TRIPOS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TRIPOS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 10, 2001

To Our Shareholders:

       The Annual Meeting of Shareholders of Tripos, Inc. (the "Company") will be held at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri 63105 at 1:00 p.m. local time on May 10, 2001 for the following purposes:

1.    To elect six (6) Type I directors to serve for the ensuing year or until their successors are elected; and

2.    To amend the 1994 Stock Option Plan to increase the number of shares authorized for issuance from 2,560,000 to 2,960,000 shares; and

3.    To amend the 1994 Director Stock Option Plan and the 1996 Director Stock Compensation Plan to allow discretionary option grants and stock issuances; and

4.    To act upon such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

       The Board of Directors has fixed the close of business on March 30, 2001 as the record date for determining those shareholders who will be entitled to notice of and to vote at the Annual Meeting.

       Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Colleen A. Martin

Corporate Secretary

St. Louis, Missouri

April 4, 2001

Shareholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxy Forms

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS OF

TRIPOS, INC.

To be held May 10, 2001

       This Proxy Statement is furnished to shareholders of Tripos, Inc. ("Tripos" or the "Company"), a Utah corporation, in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held at 1:00 p.m. local time on May 10, 2001 at the World Trade Center St. Louis, 121 S. Meramec, 10th Floor, Clayton, Missouri 63105, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy form are first being mailed to shareholders on or about April 4, 2001.

       On January 8, 2001, Tripos, Inc. declared a 2-for-1 split of its Common Stock to holders of record on January 12, 2001 and payable on February 5, 2001. All references to shares of Tripos, Inc. Common Stock in this Proxy Statement reflect the effect of the stock split.

VOTING RIGHTS AND SOLICITATION

       The close of business on March 30, 2001 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, Tripos had 7,251,200 shares of Common Stock, $.005 par value per share (the "Common Stock"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and shareholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

       Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to Tripos will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1 -- Election of Directors" and FOR "Proposal 2 -- Amendment to 1994 Stock Option Plan" and FOR "Proposal 3 -- Amendment of 1994 Director Stock Option Plan and 1996 Director Stock Compensation Plan" as further described in this Proxy Statement. Management does not know of any matters to be presented in this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgement.

       Any shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked either by written notice to the Secretary of the Company or by attending the meeting and voting in person.

       A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies which are marked to "withhold authority" with respect to the election of any one or more of the nominees for election of directors, shares subject to broker non-votes that are otherwise voted on another matter at the meeting, and proxies which are marked to "abstain" with respect to any other matter will be counted for the purpose of determining the number of shares represented by proxy at the meeting and the presence or absence of a quorum.

       A plurality of the shares cast, in person or by proxy, at the Annual Meeting, is required to elect directors. "Plurality" means that the nominees who receive the largest number of votes cast, up to the maximum number of directorships to be filled, will be elected. Consequently, marking the proxy statement to withhold a vote for one or more nominees does not have the effect of a vote against that nominee(s), but will have an effect on the number of votes cast for a particular nominee(s) relative to the other nominees. The affirmative vote of a majority of the shares cast, in person or by proxy, at the Annual Meeting, is required to approve Proposals 2 and 3. Abstentions will be deemed voted for purposes of these proposals and will, therefore, have the effect of a vote against the proposals; broker non-votes will have no effect on the results of the vote on these proposals.

       The entire cost of soliciting proxies will be borne by Tripos. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telefax or special letter by officers and regular Tripos employees for no additional compensation. The Board of Directors of the Company has engaged Mellon Investor Services to provide routine advice and services. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Company's Common Stock, and such persons shall be reimbursed for their reasonable expenses.

SHAREHOLDER PROPOSALS

       Proposals of Shareholders intended to be presented at the 2002 Annual Meeting must be received by the Company no later than December 5, 2001, for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing shareholder proposals.

       In order for a Shareholder to nominate a candidate for director under the Company's Bylaws, timely notice of the nomination must be received by the Company in advance of the meeting. Such notice must be received by the Company no later than March 10, 2002, and no earlier than February 10, 2002. The Shareholder filing the notice of nomination must describe various matters regarding the nominee as set forth in the Company's Bylaws, including such information as name, address, occupation and shares held.

       Under the Company's Bylaws, in order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other matters specified in the Company's Bylaws. These requirements are separate from and in addition to requirements a Shareholder must meet to have a proposal included in the Company's proxy statement and proxy. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

       In each case the notice must be given to the Secretary of the Company, whose address is 1699 South Hanley Road, St. Louis, Missouri 63144.

Issuance of Series B Preferred Stock

       On February 4, 2000, the Company issued 409,091 shares of Series B Preferred Stock for an aggregate purchase price of $9,000,000. Cumulative dividends of $1.10 per share per annum are payable upon the earlier of the conversion or redemption of such share. Each share of preferred stock may be converted, at the option of the holder, into two shares of common stock. The preferred stock is subject to mandatory redemption at a price of $11 per share plus accreted dividends on February 4, 2005 provided that the holder has provided notice of its intention to have its shares redeemed on or prior to February 4, 2004. A provision of the terms of issuance is that the purchaser of the Series B Preferred Stock has the right to appoint one (1) member to the Board of Directors of Tripos, Inc. Dr. Friedrich von Bohlen was appointed to this position. The holders of Series B Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock are then convertible, initially 818,182.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:

ELECTION OF TYPE I DIRECTORS

       The Company has two classes of Directors on its Board. The Type I class is made up of six (6) Directors who stand for re-election by the holders of Common Stock at each annual meeting. The Type II Class is made up of one (1) director who has been added to the Board as a condition under the terms of the offering of Series B Preferred Shares that were sold in a private placement transaction on February 4, 2000. This director is not required to stand for election by holders of the Common Stock until such time as the Preferred Stock has been converted into Common Stock.

       The nominees for the Board of Directors in Type I are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, either the size of the Board will be reduced or the proxies will be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The directors will serve for a one-year term, or until their respective successors are duly elected and qualified. Directors are elected by a plurality of the votes cast in person or represented by proxy and entitled to vote at the meeting.

Type I Nominees to Board of Directors:
Name	Director Since	Age	Name	Director Since	Age

Ralph S. Lobdell	1994	57	Alfred Alberts	1997	69
Stewart Carrell	1994	67	John P. McAlister, III	1994	52
Gary Meredith	1996	66	Ferid Murad	1996	64

       Ralph S. Lobdell has served as Chairman of the Board of Directors of the Company since June 1994. Mr. Lobdell received his Bachelor of Science degree from the U.S. Naval Academy in 1965 and his Master of Business Administration from Stanford University in 1972. Mr. Lobdell worked for First Chicago Corporation from 1972 through 1977, initially on the parent company staff and then its venture capital subsidiaries. In 1977, Mr. Lobdell joined Abbott Laboratories in Chicago in Corporate Planning and Development. Mr. Lobdell worked for the Harbour Group, a St. Louis based investment company, from 1979 to 1991 and was appointed President in 1987. He served on the Board of Directors of virtually all of Harbour's portfolio companies acquired during his tenure.

       Alfred Alberts was named a Director of the Company in February 1997. Mr. Alberts is currently serving on the Board of Directors of Glycodada, Ltd., Ashdod, Israel and is a scientific consultant to several major pharmaceutical companies. He served as the Vice President of Biochemistry and Natural Product Discovery at Merck Research Laboratories prior to his retirement in 1995. Prior to joining Merck, Mr. Alberts was a member of the faculty of the Department of Biochemistry at Washington University, St. Louis. Mr. Alberts has co-authored six patents and received several prestigious awards including the Thomas Alva Edison Award, the Inventor of the Year Award as well as an Honorary Doctor of Science degree from the University of Maryland.

       Stewart Carrell has been a Director of the Company since May 1994. He also serves as Chairman of the Board of Directors of Evans & Sutherland Computer Corporation. Between 1984 and 1994, Mr. Carrell was Chairman and/or Chief Executive Officer of several companies through his association with the investment banking and venture capital firm of Hambrecht & Quist. Prior to 1984, Mr. Carrell was employed for 25 years by Texas Instruments in various capacities, the most recent of which was Executive Vice President. Mr. Carrell holds an undergraduate degree from Southern Methodist University and a Masters degree from Stanford University.

       Dr. John P. McAlister, III has served as Chief Executive Officer and Director since May 1994. Dr. McAlister obtained his B.S. in Chemistry from Tarleton State College in 1971 and his Ph.D. in Biochemistry and X-Ray Crystallography from the University of Wisconsin, Madison, in 1978. After a two-year post-doctoral appointment, Dr. McAlister joined the staff of the Computer Systems Laboratory at Washington University, St. Louis, in 1980, where he served first as Associate Director of the MMS-X National Collaborative Research Program and then as Research Associate in Computer Science. Dr. McAlister began working for Tripos in 1982 under contract to supervise software development for molecular graphics applications. In 1984, he joined Tripos as Director of Software Research and Development. In 1987, Dr. McAlister was named Vice President, Research and Development, and in 1988 was promoted to President.

       Gary Meredith was named a Director of the Company in January 1996. He retired from his position as Senior Vice President of Evans & Sutherland Computer Corporation ("E&S") during 1999. Mr. Meredith had been with E&S for twenty-two years during which time he held several positions including Assistant to the President, VP-Administration, President-Interactive Systems Division, VP-Development and Secretary, and Chief Financial Officer. Prior to joining E&S, he was President of Interwest General Corporation and Windsor Industries. Mr. Meredith also was Chairman and President of Reid-Meredith, Inc., a company he founded in 1962. Mr. Meredith received his B.S. degree from Brigham Young University.

       Dr. Ferid Murad was named a Director of the Company in November 1996. Dr. Murad received his M.D. and Ph.D. from Case Western Reserve University. Dr. Murad is the former Vice President of Pharmaceutical Research and Development at Abbott Laboratories, and formerly, the President and CEO of Molecular Geriatrics Corporation, a bio-pharmaceutical company. Dr. Murad has held a number of notable positions during his career including Chairman of the Department of Medicine at Stanford University, Chief of Medicine at Palo Alto Veterans Administration Hospital, and Director of Clinical Research at the University of Virginia School of Medicine. Dr. Murad was the 1998 co-recipient of the Nobel Prize for Physiology or Medicine as well as the 1996 recipient of the Albert Lasker Medical Research award and is a member of the National Academy of Science. He is currently Professor and Chairman of the Department of Integrative Biology, Pharmacology and Physiology at the University of Texas Medical School in Houston.

Type II Director

       Dr. Friedrich von Bohlen, age 38, was named a Director of the Company in February 2000. He also serves as the Chief Executive Officer of Lion Bioscience AG of Heidelberg, Germany. Dr. von Bohlen earned Diplomas in Economics in 1986 and in Biochemistry in 1988 from the University of Zurich and received his Ph.D. from the Swiss Federal Institute of Technology (ETH) in Zurich in 1992. Dr. von Bohlen advanced rapidly in his career working first at Fresenius AG in R&D Project Management (1992-1993) then as assistant to the Chairman of FAG Kugelfischer KgaA responsible for turnaround projects (1993-1994). He assumed the position of CEO of WASAG Chemie AG from 1994 through 1997. In March 1997, Dr. von Bohlen joined with three other scientists to found LION Bioscience AG, the leading bioinformatics and genomics company in Germany at which time he became its CEO.

Related Party Transactions

       There are no family relationships among executive officers or directors of the Company. Tripos entered a collaboration agreement with Lion Bioscience to jointly provide consulting services in the areas of cheminformatics and bioinformatics. The first contract to be performed under the collaboration agreement is with Bayer AG. Lion is acting as the prime contractor to Bayer while Tripos is a subcontractor on the project. This contract is valued at approximately $25 million dollars for the parties and includes license fees for proprietary software technologies, milestones and billable service rates. Revenues are allocated according to the respective contributions to the project.

Board Meetings and Committees

       During the fiscal year ended December 31, 2000, the Board of Directors of the Company held a total of six (6) meetings. During this period, all directors, except Gary Meredith who missed four meetings and Friedrich von Bohlen who missed two meetings, attended or participated in at least 75% of (i) the meetings of the Board that were held and (ii) the meetings held by all committees of the Board of which they were members.

       The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, and a Scientific Advisory Committee. There is no nominating committee or committee performing the functions of such committee.

       The Audit Committee meets with the Company's financial management and its independent accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, consisting of Stewart Carrell, Ralph Lobdell, Alfred Alberts, Gary Meredith and Ferid Murad, held four (4) meetings during fiscal 2000.

       The Compensation Committee reviews and approves the Company's compensation arrangements for management. This Committee, consisting of Ralph Lobdell, Alfred Alberts, Stewart Carrell, Gary Meredith, Ferid Murad and Friedrich von Bohlen, held two (2) meetings during fiscal 2000.

       The Executive Committee receives investment proposals from within and without the Company and decides whether they merit consideration. This Committee, consisting of Ralph Lobdell, Alfred Alberts, Stewart Carrell, Gary Meredith and Ferid Murad, held four (4) meetings during fiscal 2000.

       The Scientific Advisory Committee reviews and approves the mechanisms by which scientific and software development decisions are made by the Company. This Committee, consisting of John McAlister, Alfred Alberts, Ferid Murad and several key employees, did not meet during fiscal 2000.

Director Remuneration

       Non-employee members of the Board, except for Mr. Lobdell, are each paid an annual retainer of $10,000, and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at all Board meetings and applicable committee meetings. The annual retainer is paid quarterly in the form of 50% cash and 50% stock valued at the then market rate. Employee members of the Board receive no additional compensation for their service on the Board.

       Under the Tripos, Inc. 1994 Director Option Plan, an individual who first becomes a non-employee member of the Board will receive an automatic option grant for 20,000 shares of the Company's Common Stock upon commencement of Board service, and each individual with six or more months of Board service will receive an automatic option grant for an additional 5,000 shares on January 1 of each year. Options issued under the Tripos, Inc. 1994 Director Option Plan become exercisable at a rate of twenty-five percent (25%) of the shares under such option on each anniversary of the grant of the option. The exercise price for the options granted under the 1994 Director Option Plan is equal to the fair market value of the Common Stock as of the last trading day immediately prior to the date the option is granted. The options have a term of ten years. However, each option automatically terminates 90 days after the optionee ceases to be a director of the Company or ceases to be employed as a consultant to the Board. In the event of the optionee's death or disability, the options terminate twelve (12) months from the date of the occurrence.

       Dr. Ferid Murad and Alfred Alberts, each receive a $10,000 annual fee for their roles on the Scientific Advisory Committee, and are reimbursed for all out-of pocket costs incurred with attendance at such meetings. The annual fee was implemented by the Board in the fourth quarter of fiscal year 2000 and is paid in quarterly installments.

       Mr. Ralph Lobdell receives an annual retainer of $25,000 as Chairman of the Board for the Company, in lieu of the $10,000 annual retainer received by other non-employee Board members, and is reimbursed for all out-of-pocket expenses related to attendance at meetings of the Board of Directors. Mr. Lobdell's annual retainer is paid quarterly in the form of 50% cash and 50% stock valued at the then market rate.

       No other compensation is paid to the non-employee members of the Board with respect to service on the Board.

Recommendation of the Board of Directors

       The Board of Directors recommends that the shareholders vote FOR the election of each of the above nominees.

PROPOSAL 2

AMENDMENT TO THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT

       The Board of Directors of the Company has adopted an amendment to the 1994 Stock Option Plan (the "Employee Plan") on March 27, 2001 to increase the number of shares available for issuance under the plan from 2,560,000 to 2,960,000. The amendment is subject to the approval of the shareholders at the Annual Meeting.

       The Employee Plan, as initially adopted in 1994, authorized the issuance of a maximum of 1,400,000 shares pursuant to the exercise of stock options granted under the plan. In 1997, the Board of Directors recommended, and the shareholders approved, an amendment to the Employee Plan that increased the number of shares authorized under the plan to 2,200,000. In 1998, an additional 360,000 shares were added to the plan in conjunction with the reduction of an equal number of shares from the Company's 1994 Director Stock Option Plan and the 1996 Director Stock Compensation Plan, increasing the number of shares authorized for issuance under the Employee Plan to the current total of 2,560,000. Of these shares, 855,350 have been previously issued upon the exercise of options and 1,666,716 shares are subject to currently outstanding stock options. This leaves a balance of 40,924 shares available for future grants to new or current employees under the plan.

       The Employee Plan provides stock-based compensation designed to give key employees of the Company the opportunity to acquire a proprietary interest in the Company, thus allowing these employees to be rewarded with the appreciation of their equity in the Company for their present and future contributions to the Company's success. In the highly competitive job market in which the Company operates, the Board believes that it is imperative to design a compensation program that retains the Company's existing employees and attracts new employees as and when they are required through significant potential equity ownership in the Company.

       The Board believes that option grants have been an essential factor in the Company's past success and will continue to be of critical importance in its future performance. The Company's technical and professional employees have expertise and talents that are difficult to attract and replace and have frequent opportunities to seek other employment opportunities. The Board believes that unvested stock options with significant potential economic value are a strong factor in the Company's successful efforts to retain these employees. Likewise, when the Company is in the market to attract new technical or professional talent, the ability to offer stock options as part of the compensation package is essential to be competitive with other packages the potential employee may receive.

       Without the ability to grant options to existing employees or new recruits, the Company is extremely limited in creating competitive compensation packages to incentivize current employees to stay with the Company or to attract new personnel to the Company. The only other alternatives at present would be to offer higher salary and/or cash bonuses to these employees and potential hires. This method of compensation is more expensive to the Company in terms of cash outlay and may not be as attractive to high-tech employees who are accustomed to having a stock-based component included in their compensation packages. In addition, cash payments have no inherent retention value but unvested stock options require continued service with the Company to become vested and valuable to the employee. For all of these reasons, the Board believes that it is in the best interests of the Company and its shareholders to approve this proposed amendment to the Employee Plan.

       The Employee Plan, as proposed to be amended, will continue to provide for the grant of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") as well as nonqualified stock options. The complete text of the proposed amendment to the Employee Plan is set forth as Appendix A to this Proxy Statement. The following is a summary of the Employee Plan, as proposed to be amended.

       Administration. The Employee Plan will continue to be administered by the Compensation Committee of the Board or the Board itself. The Compensation Committee or the Board, as the case may be, will have the power to:

-    select the employees or consultants of the Company to whom options will be granted;

-    determine the number of shares that will be subject to the option grant;

-    approve the terms and conditions of each option grant, including the vesting schedule of the options, the times when the options may be exercised any vesting acceleration and any other restrictions or limitations on the options;

-    construe and interpret the plan and to make all other determinations necessary to administer the plan.

       Eligibility. Only employees of the Company are eligible for the grant of incentive stock options. Employees and consultants of the Company are eligible for the grant of nonqualified stock options. All grants are in the sole discretion of the Compensation Committee or the Board of Directors, as the case may be.

       Terms of the Options. The exercise price of options granted to employees must be at least 100% of the fair market value of the Company's Common Stock on the date of the grant. The exercise price may be paid by the optionee in cash, in shares of Tripos Common Stock that have been owned by the optionee for at least six months prior to the exercise date, by cashless exercise through a broker, or any combination of the above. Options granted to employees vest at the rate of 25% on the first anniversary of the date of grant and thereafter at the rate of 1/48th per month for the next 36 months. Options will generally expire ten years after the date of grant but will expire earlier in the event of termination of employment with the Company. Options will generally expire 90 days after the termination of the optionee's employment, except that, in the case of death or disability, the option will expire one year after the date of death or disability, as the case may be.

       Adjustment for Changes in Capitalization. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in a greater or lesser number of shares of the Company's Common Stock outstanding, appropriate adjustment shall be made in the option price and in the number of shares subject to the Employee Plan and to each outstanding option. In the event of a proposed dissolution or liquidation of the Company, to the extent that an option is still outstanding, it will terminate immediately prior to the consummation of the proposed dissolution or liquidation. In the event of a merger or the sale of substantially all of the assets of the Company, all outstanding options shall be assumed or substituted by the successor corporation, or if they are not assumed or substituted, they shall become fully vested and exercisable.

       Amendment and Termination. The Board of Directors may amend the Employee Plan at any time, subject to the shareholder approval requirements of the Code, the federal securities laws and the rules and regulations of the securities exchange upon which the Company's Common Stock is listed. The Board may terminate the Employee Plan at any time without shareholder approval. The Employee Plan will expire in accordance with its terms, unless sooner terminated by the Board, in May 2004. No amendment or termination of the Employee Plan may unilaterally alter or impair the rights of an optionee under an outstanding option granted prior to the amendment or termination.

       Federal Income Tax Consequences. No income will be realized by an optionee on the grant of an option under the Employee Plan. If the holder exercises an incentive stock option and does not dispose of the shares acquired for a period of two years after the date of grant, and within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. The Company will not be entitled to a deduction by reason of the exercise of the incentive stock option.

       If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option within two years of the date of the grant of the option, or within one year of the date of exercise of the option, the optionee will realize ordinary income at the time of the disposition of the stock equal to the excess, if any, of the lesser of (i) the amount realized upon disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the stock. The Company will generally be entitled to a deduction in the amount of the optionee's recognition of income in the year of exercise of the option.

       Upon the exercise of a nonqualified stock option, the excess, if any of the fair market value of the stock on the date of exercise over the exercise price of the option will be ordinary income to the optionee as of the date of exercise. The Company generally will be entitled to a deduction equal to the excess amount in the year of exercise of the option.

       Number of Shares Available for Future Grant. Subject to forfeitures and cancellations of outstanding stock options issued under the Employee Plan, 40,924 shares of the Company's Common Stock are currently available for future grant by the Compensation Committee or the Board. If the amendment is approved, an additional 400,000 shares will be available for grant under the Plan. Shares not subject to options granted on or prior to the May 2004 termination date of the Employee Plan may not be used for option grants after the termination date.

       Shareholder Vote Required; Recommendation of the Board. The vote required to approve this amendment to the Employee Plan is the affirmative vote of a majority of the votes cast on the proposal, in person or by proxy, at the Annual Meeting. The Board of Directors unanimously recommends that the shareholders vote FOR this Proposal 2.

PROPOSAL 3

AMENDMENT TO THE 1994 DIRECTOR STOCK OPTION PLAN

AND THE 1996 DIRECTOR STOCK COMPENSATION PLAN

TO ALLOW DISCRETIONARY OPTION GRANTS AND STOCK ISSUANCES

       The Board of Directors of the Company has adopted amendments to each of the 1994 Director Stock Option Plan (the "Director Option Plan") and the 1996 Director Stock Compensation Plan (the "Director Stock Plan") on March 27, 2001 to allow discretionary grants of options, in the case of the Director Option Plan, and discretionary issuances of stock, in the case of the Director Stock Plan in addition to the automatic grants that the plans currently allow. The Board is not asking for increases in the number of shares subject to issuance under these plans at this time. The amendments to these plans are subject to the approval of the shareholders at the Annual Meeting.

       The Director Option Plan was initially adopted in 1994 and requires the grant to each new non-employee director on the date of the director's commencement of service as a director of an option to purchase 20,000 shares of the Company's Common Stock. In addition to the initial grant, the Director Option Plan also requires the grant to each of the non-employee directors who have served six or more months during the preceding year of an additional annual option of 5,000 shares of the Company's Common Stock on January 1 of each year. Likewise, the Director Stock Plan, which was initially adopted in 1996, requires that 50% of a director's annual retainer be paid in shares of the Company's Common Stock. The Director Option Plan and the Director Stock Plan allow only these mandatory automatic option grant or share issuances; the Board currently has no discretion to make option grants or share issuances other than as set forth in the terms of the plans.

       The Director Option Plan and the Director Stock Plan were initially adopted at a time when Securities and Exchange Commission rules and regulations required that any stock-based grants or awards to directors be made pursuant to very strict formulas at times or under circumstances set forth explicitly in the terms of the plan. This was to assure that directors had no discretion over grants of options or issuances of stock-based compensation to themselves. These rules and regulations were substantially revised a number of years ago to allow the Board of Directors discretion over the timing and amount of the option grants or stock issuances to directors. The Director Option Plan and the Director Stock Plan have not been changed to reflect the flexibility available in the revised rules and regulations.

       The Board believes that the flexibility allowable under the new rules and regulations would be of great benefit to the Board in compensating certain of its directors who, in addition to their duties as directors, play a significant role in other aspects of the Company's business. As the role of the Company increases in drug discovery efforts in the pharmaceutical industry, our directors' experience is influential in obtaining key contacts for high value contracts and collaborations. In recent instances involving three directors, the Board expressed its desire to grant options or issue shares to directors but had been advised by legal counsel that the Director Option Plan and the Director Stock Plan did not allow for such discretionary grants or issuances to these directors for their enhanced roles on the Board and its committees.

       If the amendments are approved by the shareholders at the Annual Meeting, the Board intends to grant Mr. Ralph Lobdell an option to purchase 50,000 shares of the Company's Common Stock under the Director Option Plan in recognition of the time and effort that he contributes to the Company as its Chairman. Mr. Lobdell is a very active Chairman of the Board of Directors for the Company, whose financial expertise is a great complement to the scientific expertise of Tripos' President and CEO, Mr. John McAlister.

       The Board also intends to grant options to purchase 30,000 shares of the Company's Common Stock to Dr. Ferid Murad and options to purchase 20,000 shares to Mr. Alfred Alberts in recognition the significant roles that these two directors play on the Company's Scientific Advisory Committee. Dr. Murad is a Nobel Prize recipient and Mr. Alberts is the retired Vice Chairman of Merck Research Laboratories. Each brings an invaluable wealth of knowledge as members of the Company's Scientific Advisory Board. In addition, Dr. Murad and Mr. Alberts also receive an additional payment of $10,000 per year for their work on the Scientific Advisory Committee, all or a portion of which will be paid in shares under the Director Stock Plan if these amendments are approved.

       The Board believes that the automatic and non-discretionary nature of the Director Option Plan and the Director Stock Plan is an anachronism in its current form and hampers the Board's efforts to provide directors with the compensation that is commensurate with their expertise, time and effort on behalf of the Company. The Board believes that it is in the best interests of the Company and its shareholders to authorize the Board to use its discretion in making additional grants of options or issuances of stock to non-employee directors as compensation for services beyond those compensated by the annual option grant and retainer payment.

       The Director Option Plan and the Director Stock Plan, as proposed to be amended, will authorize the Board of Directors to make discretionary grants and issuances under either plan from time to time, as and when such grants or issuances are deemed necessary or appropriate by the Board. All other terms and conditions of the Director Option Plan and the Director Stock Plan will remain unchanged. A complete text of the proposed amendment to the Director Option Plan is set forth as Appendix B to this Proxy Statement and a complete text of the proposed amendment to the Director Stock Plan is set forth as Appendix C to this Proxy Statement. The following is a summary of the Director Option Plan and the Director Stock Plan, as proposed to be amended.

       Director Option Plan. Nonqualified options under the Director Stock Option Plan may be granted only to non-employee directors at an exercise price equal to 100% of the fair market value as of the Company's Common Stock as of the last trading day prior to the date of grant. Options will vest at a rate of 25% per year, commencing on the first anniversary date of the date of grant. The options will have a ten-year term from the date of grant but will terminate earlier upon the termination of the optionee's service as director. Generally, upon termination of service, the option will terminate 90 days after the date of termination except if the termination of service was due to the optionee's death or disability, in which case the options will terminate 12 months from the date of the death or disability, as the case may be. The number of shares available under the Director Option Plan and to outstanding options under the plan will be adjusted, as will the exercise price of outstanding options, in the case of a change in the Company's capitalization, dissolution or liquidation or merger or sale of substantially all of the Company's assets in the manner similar to that described for options under the Employee Plan as described in "Proposal 2 -- Amendment to the 1994 Stock Option Plan to Increase the Number of Shares Available for Grant -- Adjustment for Changes in Capitalization." The plan will terminate in May 2004 unless sooner terminated by the Board. No termination may unilaterally alter or impair the rights of an optionee under an outstanding option granted prior to the termination. The federal income tax consequences are the same as described for nonqualified options under "Proposal 2 -- Amendment to the 1994 Stock Option Plan to Increase the Number of Shares Available for Grant -- Federal Income Tax Consequences."

       The number of shares available for issuance under the Director Option Plan will remain at 480,000. Of these, 20,000 shares have been issued prior to this date pursuant to an exercise of a stock option and 330,000 shares are subject to currently outstanding options, leaving a balance of 130,000 shares available for future grants. If the shareholders approve the proposed amendment to the Director Option Plan, the intended grant of the options to purchase an aggregate of 100,000 shares of the Company's Common Stock to Messrs. Lobdell and Albert and Dr. Murad will reduce the number of available shares under the plan to 30,000.

       Director Stock Plan. The Director Stock Plan will be administered by the Board of Directors which will make all determinations with respect to discretionary issuances, including any restrictions or limitations in connection with these issuances. Only non-employee directors will be entitled to either automatic or discretionary issuances under the plan. The number of shares available under the Director Stock Plan will proportionally be adjusted in the event of a change in capitalization of the Company. No further issuances of shares under the Director Stock Plan will be made in the event of a dissolution or liquidation of the Company or a merger or sale of substantially all of the assets of the Company. The Director Stock Plan may be terminated at any time by the Board but such termination or amendment may not impair the rights of a non-employee director to receive shares in payment of a retainer already earned or compensation already approved by the Board. Upon issuance of the shares, the director receiving the shares will generally recognize ordinary income for the full value of the shares issued and the Company will be entitled to a deduction in the same amount. If restrictions are placed upon the shares at the time of issuance, the holder will recognize ordinary income at the time the restrictions expire with respect to the shares and the Company will be entitled to a deduction equal to the income realized in the year in which the holder is required to report the income.

       The number of shares available under the Director Stock Plan will remain at 160,000. Of these, 25,658 shares have been issued prior to this date pursuant to automatic grants in payment of 50% of the annual retainers of the non-employee directors, leaving a balance of 134,342 shares available for future issuance. If the shareholders approve the proposed amendment to the Director Stock Plan, all or a portion of the annual additional payments made to Dr. Murad and Mr. Alberts for their service on the Scientific Advisory Committee will be made in shares under the plan.

       Shareholder Vote Required; Recommendation of the Board. The vote required to approve these amendments to the Director Option Plan and the Director Stock Plan is the affirmative vote of a majority of the votes cast on the proposal, in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends that the shareholders vote FOR this Proposal 3.

OWNERSHIP OF SECURITIES

       The following table sets forth, as of the Record Date, the name of each person who owns of record or is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, the number of shares owned by all directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and all directors and executive officers as a group, and the percentage of the outstanding shares represented thereby. The Company believes that each of the directors and executive officers has sole voting and investment power over such shares of Common Stock.

Holders of More than 5%:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1) Percent of Class
Brown Capital Management, Inc. 809 Cathedral Street Baltimore, Maryland 21201	1,161,800 (2)	14.4%
State of Wisconsin Investment Board 121 East Wilson Street Madison, Wisconsin 53707	756,668 (2)	9.4%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	442,330 (2)	5.5%
LION Bioscience AG Waldhofer Strasse 98 D-69123 Heidelberg, Germany	818,182 (3)	10.1%

Directors and Named Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1) Percent of Class
Ralph S. Lobdell	118,348	1.5%
Alfred Alberts	30,810	*
Stewart Carrell	126,296	1.7%
Gary Meredith	13,398	*
John P. McAlister III	327,886	4.1%
Ferid Murad	77,992	1.1%
Friedrich von Bohlen (3)(4)	818,182	10.1%
Richard D. Cramer III	133,824	1.7%
Peter Hecht	90,224	1.1%
Trevor W. Heritage	62,458	*
Mary P. Woodward	93,388	1.2%

All directors and named executive officers as a group (11 persons)	1,892,806	23.5%

*    Less than one percent of the outstanding Common Stock.

(1)   Percentage of beneficial ownership is calculated assuming 7,251,200 shares of Common Stock were outstanding on April 4, 2001 plus the assumed conversion into Common Stock of the 409,091 Series B Preferred Shares. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of April 4, 2001, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(2)   This information is based on Schedules 13G filed with the Securities and Exchange Commission (the "SEC"). The reporting entity attests that they have sole voting and investment power over their reported shares of Common Stock.

(3)   Number of shares and percentage of ownership had the Series B Preferred Stock been converted into Common Stock as reported on Schedule 13D filed with the SEC.

(4)   Includes all shares beneficially owned by Lion Bioscience AG, for which Dr. von Bohlen serves as Chief Executive Officer. Dr. von Bohlen has sole voting and investment power with respect to these shares.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no year-end reports on Forms 5 were required for those persons, the Company believes that, during fiscal 2000, its officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements.

MANAGEMENT

Set forth below is certain information with respect to additional executive officers and key employees of the Company not listed in "Election of Directors":
Name	Age	Title
Richard D. Cramer, III	59	Senior Vice President, Science and Chief Scientific Officer
Douglas A. Danne	51	Senior Vice President, Chief Commercial Officer
Peter Hecht	38	Senior Vice President, Discovery Research Operations
Trevor W. Heritage	34	Senior Vice President, Discovery Technology Operations and Marketing
Edward E. Hodgkin	37	Vice President, Global Business Development
Colleen A. Martin	40	Vice President, Chief Financial Officer, and Secretary
David E. Patterson	49	Senior Fellow
Dieter Schmidt-Bäse	42	Vice President, Sales-Europe
Paul L. Weber	42	Vice President and General Manager, Software Consulting Services
Mary P. Woodward	55	Senior Vice President, Strategic Development
John D. Yingling	44	Corporate Controller and Treasurer

       Dr. Richard D. Cramer, III received his A.B. degree from Harvard University in Chemistry and Physics in 1963, and his Ph.D. in Physical Organic Chemistry from the Massachusetts Institute of Technology in 1967. Dr. Cramer worked for Polaroid Corporation from 1967 through 1969. This was followed by a two-year fellowship as a senior member of the computer synthesis group at Harvard University under direction of Dr. E. J. Corey. Dr. Cramer joined Smith Kline & French Laboratories in 1971. He was awarded a succession of titles culminating in Associate Director and Fellow, Medicinal Chemistry. Dr. Cramer joined Tripos in 1983 as Vice President of New Products where he formulated the techniques of Comparative Molecular Field Analysis (CoMFA), a patented software technology, at Tripos. Dr. Cramer was named Vice President of Scientific Activities in 1988. In 2000, Dr. Cramer was promoted to the position of Senior Vice President, Science and Chief Scientific Officer.

       Douglas A. Danne received his B.A. degree in Science from the University of Northern Iowa in 1976. Mr. Danne has had a distinguished career in Pharmaceutical and Diagnostic sales and marketing, holding several senior positions in management and business development. He has taken courses in executive management, sales force deployment, compensation development, strategic planning and leadership. Mr. Danne joined Tripos in November 2000 as Senior Vice President, Chief Commercial Officer after serving as Vice President, Sales for Roche Diagnostics.

       Dr. Peter Hecht received a degree in pharmacy from Vienna University, Austria in 1987. From 1987 to 1990 he worked at the Sandoz Research Institute in Vienna on the design of anti-fungal compounds as part of his Ph.D. thesis, which he completed in 1990. From 1990 to 1992 he served as a post-doctoral researcher at Tripos St. Louis, funded initially by Sandoz then by the Erwin Schrödinger scholarship. From 1992 to 1995 he worked at the Sandoz Research Institute in Vienna as head of the local computational chemistry group. In 1995, he joined Tripos in Munich and has been establishing the drug discovery efforts of Tripos as well as the consultancy service business in Europe. Dr. Hecht was promoted to Vice President, European Research Operations and additionally, Managing Director of Tripos Receptor Research, in November 1997. In 2000, he was promoted to Senior Vice President, Discovery Research Operations.

       Dr. Trevor W. Heritage received his Ph.D. in Organic Chemistry from University of Reading, England in 1990. Dr. Heritage joined Shell Research Ltd. in 1990 as a computational chemist working on the design of agrochemical products, catalysts and petroleum additives. Dr. Heritage joined Tripos in 1994, where he has held scientific research, marketing, and software development positions. Dr. Heritage has played a leading role in the design and implementation of Tripos' UNITY, EVA/QSAR, and patented HQSAR technology. Dr. Heritage was promoted to Vice President, Software Research and Development in April 1998. In October 1999, he assumed responsibility for the Corporate Marketing organization. During 2000, Dr. Heritage was promoted to the position of Senior Vice President, Discovery Technology and Marketing.

       Dr. Edward E. Hodgkin received his M.A. in Chemistry in 1985 and Ph.D. in 1987 from Oxford University. Dr. Hodgkin was a post-doctoral fellow at Washington University Medical School in St. Louis, before joining British Biotech in 1990 as Senior Scientist. In 1994 he joined Wyeth-Ayerst Research in the UK as Principal Scientist, relocating to the Princeton, NJ facility in 1995, where he held a number of positions including Associate Director, Structural Biology, with responsibility for Computational Chemistry, X-Ray Crystallography and Protein NMR. During 10 years in the pharmaceutical industry he has been involved in a wide variety of drug discovery projects and therapeutic areas, as scientist, team leader and manager. Dr. Hodgkin joined Tripos in June 1999 as Senior Director, Contract and Discovery Research, Americas and Asia. During 2000 he was named Vice President, Contract and Discovery Research and promoted to Vice President, Global Business Development in February 2001.

       Ms. Colleen A. Martin received her B.S. degree in Accounting from the University of Missouri, St. Louis, in 1982 and has attended Northwestern University's J.L. Kellogg Graduate School of Management Executive Programs. Ms. Martin, a Certified Public Accountant, worked on the audit staff for KPMG Peat Marwick LLP from 1982 through 1984 and worked for Continental Cablevision as District Controller from 1984 through 1989. Ms. Martin joined Tripos in June 1989 as Controller and was promoted to Vice President and Chief Financial Officer in April 1995.

       Mr. David E. Patterson received his B.S. degree in Applied Mathematics and Computer Science in 1974 and an M.S. in Systems Science in 1980 from Washington University in St. Louis. Mr. Patterson worked as a Senior Research Scientist with the Center for Air Pollution Impact and Trend Analysis from 1976 until joining Tripos in 1986. His positions have included Product Manager for QSAR and Senior Director of New Products prior to being promoted to Senior Fellow in March 1996.

       Dr. Dieter Schmidt-Bäse received his Ph.D. in Organometallic Chemistry and Crystallography from University of Göttingen in Germany in 1988. Dr. Schmidt-Bäse worked at the University of Wisconsin in Madison on Organo Lead Compounds for Protein Structure Determination as a research associate. After returning from the U.S. Dr. Schmidt-Bäse joined Tripos in 1991, where he has held positions as Account Manager, Regional Account Manager and most recently as Director of Discovery Software Business in the Tripos Munich office. Dr. Schmidt-Bäse was promoted to Senior Director of European Sales in April 1999. In February 2001, he was promoted to Vice President, Sales-Europe.

       Dr. Paul L. Weber obtained his B.S. degrees in Chemistry and Honors Biology from the University of Illinois, Urbana in 1981. He was awarded his Ph.D. in Biochemistry from the University of Washington, Seattle in 1985. Prior to joining Tripos, Dr. Weber was employed as Director of Scientific Applications at Hare Research, Inc. where he was involved with business development, customer support, sales and program documentation, development and debugging. Dr. Weber joined Tripos in January 1991 as the NMR Project Manager. In January 1995, Dr. Weber was promoted to Senior Director, Product Development and in November 1995 to Vice President, Product Development. In 1997, Dr. Weber initiated the Software Consulting Services effort and was named Vice President, Software Consulting Services.

       Ms. Mary P. Woodward obtained her B.A. degree in English from Creighton University in 1967, her M.A. in English from the University of Kansas in 1969, and has taken courses in high technology, international marketing and strategic alliance offered in the Berkeley, Stanford, and Northwestern J.L. Kellogg Graduate School of Management Executive Programs. Since joining Tripos in 1983, Ms. Woodward has held a series of sales, legal, marketing and administration positions. In 2000, she was promoted to Senior Vice President, Strategic Development.

       Mr. John D. Yingling received his B.S. degree in Accounting from the University of Missouri, St. Louis, in 1979 and holds certificates as a Certified Public Accountant and a Certified Cash Manager. Mr. Yingling worked for Storz Instrument Company, a micro-surgical instrument manufacturer, in a series of accounting positions from 1979 to 1983 and for Clayton Brokerage Company from 1983 to 1985. This was followed by several accounting, tax and treasury positions at Venture Stores, Inc. from 1985 to 1995. Mr. Yingling joined Tripos in May 1995 as U.S. Controller and was promoted to Corporate Controller & Treasurer in January 1999.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

       The following table sets forth the compensation earned by the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998.

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Compensation		Compensation Awards
					Securities	All Other
				LTIP	Underlying	Compensation
Name & Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Payouts $	Options # (3)	($) (4)
John P. McAlister III	2000	237,500	-	-	-	5,100
President and Chief Executive Officer	1999	225,000	35,000	-	40,000	4,800
	1998	202,083	-	-	-	4,656

Richard D. Cramer III	2000	149,333	-	-	-	4,784
Sr. VP, Science & Chief Scientific Officer	1999	140,000	16,000	-	20,000	-
	1998	128,750	-	-	20,000	-

Peter Hecht	2000	123,864	-	-	-	33,063
Sr. VP, Discovery Research Operations	1999	120,030	24,581	-	20,000	32,529
	1998	107,358	-	-	15,000	9,734

Trevor W. Heritage	2000	145,667	-	-	20,000	5,060
Sr. VP Discovery Technology Operations & Marketing	1999	121,167	23,000	-	40,000	4,009
	1998	114,845	2,112	-	20,000	2,939

Mary P. Woodward	2000	148,917	-	-	-	5,007
Sr. VP, Strategic Development	1999	137,083	18,000	-	20,000	4,112
	1998	119,792	-	-	10,000	3,591

Martin Stuart (5)	2000	175,000	-	-	-	5,100
Vice President, Business Development	1999	175,000	24,611	-	20,000	4,800
	1998	130,894	9,375	-	10,000	6,080

        (1)   Includes salary deferred under the Company's 401(k) Plan.

(2)   Bonuses earned were based on an allocation of a discretionary bonus pool. The 1998 and 1999 bonuses paid to Messrs. Hecht and Stuart included a commission related to achieving targeted revenue goals. Bonuses for 2000 are not calculable as of the timing of this report.

(3)   The number of shares underlying option grants include options granted to Tripos employees under the 1994 Stock Option Plan.

(4)   For U.S. employees, "All Other Compensation" includes a matching contribution to the Company's 401(k) Plan. For Dr. Hecht, the amounts include a car allowance, pension match and housing allowance.

        (5)   Mr. Stuart left the Company in January 2001.

Stock Options

       The following table contains information concerning the grant of stock options made to the Named Executive Officers in 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options/			Annual Rates of
	Underlying	SARs			Stock Price
	Options/	Granted to	Exercise		Appreciation for
	SARs	Employees in	Price Per	Expiration	Option Term
Name	Granted	Fiscal Year	Share (2)	Date	5% (3)	10% (3)
John P. McAlister III	-	-	-	-	-	-
Richard D. Cramer III	-	-	-	-	-	-
Peter Hecht	-	-	-	-	-	-
Trevor W. Heritage	20,000(1)	8.8%	$7.84	5/11/10	$98,658	$250,020
Mary P. Woodward	-	-	-	-	-	-
Martin Stuart	-	-	-	-	-	-

(1)   The options granted under the 1994 Stock Option Plan become exercisable as to 25% of the option shares on the first anniversary of the grant date and 1/48th per month for three years thereafter. The options have a 10-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2)   The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3)   The five percent (5%) and ten percent (10%) assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

Option Exercises and Holdings

       The following table provides information with respect to the Named Executive Officers concerning unexercised options held as of the end of the 2000 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired	Value	Number of Securities UnderlyingUnexercised		Value of Unexercisedin-the-Money
Name	on Exercise	Realized	Options at Year-End 2000		Options at Fiscal Year-End
	#	$	Exercisable	Unexercisable	Exercisable		Unexercisable
John P. McAlister III	-	-	296,333	27,667	$2,372,387	(1)	$186,110
Richard D. Cramer III	99,576	$726,592	28,833	19,791	$154,705	(1)	$120,998
Peter Hecht	-	-	79,480	25,520	$451,445	(1)	$143,240
Trevor W. Heritage	782	$5,609	43,229	51,771	$263,552	(1)	$275,195
Mary P. Woodward	10,200	$134,385	88,134	16,666	$663,537	(1)	$106,350
Martin Stuart	6,000	$68,500	74,625	23,375	$406,486	(1)	$138,292

(1)   Based on the fair market value of Tripos Common Stock on December 31, 2000 ($10.875 per share).

REPORT OF THE COMPENSATION COMMITTEE

       The following is the Report of the Compensation Committee of the Board of Directors ("the Committee"), describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2000. The Compensation Committee of the Board of Directors is responsible for setting the general compensation policies of the Company, which include specific compensation levels for executive officers, bonus pools, and the 1994 Tripos Stock Option Plan. These programs and the Committee's compensation philosophy are designed to attract and retain key executives by providing appropriate incentives linked to Company performance. The Committee is composed of all non-employee Directors.

Compensation Philosophy

       The Compensation Committee evaluates the performance of the Chief Executive Officer and other officers of Tripos annually based upon financial and non-financial performance goals that contribute to the profitability of the Company. The Compensation Committee has approved compensation policies that seek to enhance the linkage of compensation to Company objectives and overall company performance. The executive officers' compensation package is comprised of (i) base salary, (ii) annual incentive opportunity tied to achievement of Operating Income and other goals, and (iii) long-term incentives established to align management with shareholders, in the form of stock options. The Chief Executive Officer recommends annual increases for other executives for review and approval by the Board.

Base Salaries -- Individual salary increases are likely to be based on a variety of factors including, but not limited to: competitive salary levels, individual job responsibilities, results versus target objectives, and Company financial performance.

Annual Incentives -- Annual incentive targets are set as a percent of salary for each officer based on attainment of financial goals including Operating Income and individual performance goals. Weighting of goals varies by participant. No payout was made in fiscal 1999 for 1998. A payment was made in 2000 for achievement of individual goals during 1999.

Long-term Incentives -- The Company has adopted the 1994 Tripos Option Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, and to promote the success of the Company's business. Awards under the 1994 Tripos Stock Option Plan are designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's shareholders. The Committee has established certain general guidelines in making option grants to executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and his or her existing holdings of unvested options. The number of shares granted to each executive officer in fiscal years 2000, 1999 and 1998 was based upon the officer's tenure, level of responsibility, and relative position in the Company. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

       The Internal Revenue Code, and the regulations promulgated thereunder, limit the tax deduction the Company may recognize for compensation paid to its executive officers whose compensation is listed in this Proxy Statement, to $1.0 million per person, per year. This deduction limit does not apply to compensation that complies with applicable provisions of such regulations. Because the Committee did not expect the compensation to be paid to such persons to exceed $1.0 million per person in 2000, the Committee did not take any action prior to or during 2000 which would have been required to comply with the aforementioned regulations so that the deduction limit would not apply. The Committee will continue to evaluate the other components of the Company's executive compensation program and will take the necessary actions with respect to such regulations if it is deemed appropriate to do so with respect to compensation to be paid to executive officers in future years.

Chief Executive Officer Compensation

       The Chairman and other members of the Compensation Committee meet semi-annually with Dr. McAlister to discuss his personal performance during the fiscal year. The Committee's objective is to have Dr. McAlister's base salary keep pace with the salaries being paid to similarly situated CEOs in the software and biotechnology industries, and reflect individual performance and achievement of Tripos corporate goals. Dr. McAlister's base salary is reviewed annually by the Compensation Committee based on these discussions and other criteria mentioned above.

       Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.
Compensation Committee
Mr. Ralph S. Lobdell, Chairman
Mr. Stewart Carrell	Dr. Ferid Murad
Mr. Gary Meredith	Mr. Alfred Alberts

COMPARISON OF SHAREHOLDER RETURN

Indexed Comparison of Total Return since Distribution

Total Return Index for the NASDAQ National Market and

Total Return for NASDAQ Pharmaceutical Companies

	Dec-95	Dec-96	Dec-97	Dec-98	Dec-99	Dec-00
NASDAQ	100	123	151	213	395	238
Pharmaceuticals	100	100	103	131	247	308
Tripos, Inc.	100	138	172	90	135	258

Note:     Assumes $100 invested on 12/31/95 in the Company, the total return index for the NASDAQ National Market and the total return index for NASDAQ Pharmaceutical Companies. Assumes reinvestment of dividends on a daily basis .

       The graph covers the period from December 31, 1995 through the fiscal year ended December 31, 2000. The graph assumes that $100 was invested on December 31, 1995 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

REPORT OF THE AUDIT COMMITTEE

       The Audit Committee (the "Committee") oversees Tripos' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities regarding the fiscal year 2000 financial statements, the Committee reviewed with management the audited financial statements in the Annual Report including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee comprises five members, each of whom is independent from the Company. The Committee operates under a written charter, approved by the Board of Directors, which is Exhibit 1 to this Proxy Statement.

       The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and received by the Committee.

       The Committee discussed with the independent auditors the overall scope and plans for their respective audits in fiscal year 2001. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Tripos' internal controls, and the overall quality of the Company's financial reporting. The Committee held four (4) meetings during fiscal 2000.

       In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission (the "SEC"). The Committee and the Board have also recommended that Ernst & Young LLP, independent certified public accountants, be selected as the firm to audit the accounts and to report on the financial statements of the Company for the fiscal year ending December 31, 2001.

       In conformity with the SEC's Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee ("IS No. 1"), Tripos is reporting that fees due Ernst & Young LLP for the 2000 interim review and annual audit were $105,000 and fees for all other services related to fiscal year 2000 were $95,000.

       It is anticipated that a representative of Ernst & Young LLP will attend the meeting and shall be available to respond to appropriate questions. It is not anticipated that the representative from Ernst & Young LLP will make any statement or presentation.

ANNUAL REPORT

       A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Company filed a Form 10-K with the SEC. Shareholders may obtain a copy of the Form 10-K without charge, by writing to Colleen Martin/Corporate Secretary, at the Company's executive offices at 1699 South Hanley Road, St. Louis, Missouri 63144.

OTHER MATTERS

       The Board of Directors does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.
TRIPOS, INC.

Colleen A. Martin
Corporate Secretary

April 4, 2001
St. Louis, Missouri

Exhibit 1

Audit Committee of the Board of Directors of Tripos Inc.

CHARTER

Purpose

       The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body of the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit committee's primary duties and responsibilities are to:

-Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system

-Review and appraise the audit efforts of the Corporation's independent accountants.

-Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

Composition

       The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his independent judgment as a member of that Committee. Independence shall be defined as a member who is not an employee of the Corporation, nor has any immediate family relationships to the Corporation, receives no compensation from the Corporation other than compensation for board service, and is not a partner in, or a controlling shareholder or an executive officer of any for-profit business organization to which the Corporation made, or from which the Corporation received, payments that are or have been "significant" to the Corporation in any of the past five years. All members shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

       The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings

       The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should discuss the quarterly financial results with management prior to their release to the public.

Responsibilities and Duties

       To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.       Review and update this Charter periodically, at least annually, as conditions dictate.

2.       Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

3.       Review with financial management and the independent accountants the 10Q prior to its filing.

Independent Accountants

4.       Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

5.       Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6.       Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Process

7.       In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both external and internal.

8.       Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9.       Consider and approve, if appropriate major changes to the Corporations auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

10.      Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgements in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

11.      Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.      Review any significant disagreements among management and the independent accountants in connection with the preparation of the financial statements.

13.      Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

14.      Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee of the Board deems necessary or appropriate.

APPENDIX A

FIFTH AMENDMENT

TRIPOS, INC.

1994 STOCK OPTION PLAN

       Tripos, Inc. established the 1994 Stock Option Plan ("Plan") in 1994. Tripos, Inc. now wishes to amend the Plan to increase the number of shares that may be issued under the Plan.

       NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval of the stockholders of Tripos, Inc.:

(1)       Section 3 is hereby amended to increase the maximum aggregate number of Shares which may be optioned and sold under the Plan from two million five hundred and sixty thousand (2,560,000) Shares of Common Stock to two million nine hundred and sixty thousand (2,960,000) Shares of Common Stock.

       Tripos, Inc. hereby adopts the foregoing amendment this 27th day of March, 2001.

                                                 TRIPOS, INC.

                                                 By: /s/ John D. Yingling

                                                 Title: Corporate Controller/Assistant Corporate Secretary

APPENDIX B

FIFTH AMENDMENT

TRIPOS, INC.

1994 DIRECTOR STOCK OPTION PLAN

       Tripos, Inc. established the 1994 Director Stock Option Plan ("Plan") in 1994. Tripos, Inc. now wishes to amend the Plan to allow for discretionary grants to directors for increased activity related to participation on certain committees or special projects on behalf of Tripos Inc.

       NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval of the stockholders of Tripos, Inc.:

Section 4 is hereby amended to:

(1)       "Procedure for Issuance. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, or the rules thereunder. All issuances of Common Stock to Outside Directors under this Plan will be based on automatic grants for annual retainer for compensation as an outside director for regular meetings as well as additional fees paid for special projects and committees and shall be made strictly in the accordance with the following provisions:"

(2)       Section 4(a) is further amended to:

(x)       Each Outside Director may be entitled to receive additional discretionary stock option grants, as designated by a majority vote of the board of directors, for increased participation in special projects as required by the management of Tripos, Inc.

Tripos, Inc. hereby adopts the foregoing amendment this 27th day of March, 2001.

                                                 TRIPOS, INC.

                                                 By: /s/ John D. Yingling

                                                 Title: Corporate Controller/Asst. Corporate Secretary

APPENDIX C

SECOND AMENDMENT

TRIPOS, INC.

1996 DIRECTOR STOCK COMPENSATION PLAN

       Tripos, Inc. established the 1994 Director Stock Option Plan ("Plan") in 1994. Tripos, Inc. now wishes to amend the Plan to allow for discretionary issuances to directors for increased activity related to participation on certain committees or special projects on behalf of Tripos Inc.

       NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval of the stockholders of Tripos, Inc.:

(1)       Section 4(a) is hereby amended to:

"Procedure for Issuance. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, or the rules thereunder. All issuances of Common Stock to Outside Directors under this Plan will be based on automatic grants for annual retainer for compensation as an outside director for regular meetings as well as additional fees paid for special projects and committees and shall be made strictly in the accordance with the following provisions:"

(2)       Section 4(a) is further amended to:

(x)       Each Outside Director may be entitled to receive additional discretionary stock issuances, as designated by a majority vote of the board of directors, for increased participation in special projects as required by the management of Tripos, Inc.

       Tripos, Inc. hereby adopts the foregoing amendment this 27th day of March, 2001.

                                                 TRIPOS, INC.

                                                 By: /s/ John D. Yingling

                                                 Title: Corporate Controller/Asst. Corporate Secretary

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.                                                                                                                                     [ X]

Please mark

your votes as

indicated in

this example
1. Election of Directors	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at right	01 Ralph Lobdell 02 John McAlister	03 Alfred Alberts 04 Gary Meredith	05 Stewart Carrell 06 Ferid Murad	2. Amendment of 1994 Stock Option Plan
[ ]	[ ]				For Against Abstain [ ] [ ] [ ]
3. Amendment of 1994 Director Option Plan and 1996 Director Stock Compensation Plan		4. In their discretion, the proxies are authorized to vote on such other business as may properly come before this meeting, or any adjournments or postponements thereof.
For Against Abstain [ ] [ ] [ ]
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, 2 and 3.
Dated __________________________________, 2001
___________________________________________ Signature*
___________________________________________ Signature, if held jointly*

*Please sign exactly as name appears on this form.

When signing as attorney, executor, administrator,

trustee, or guardian, please give full title as such. If a

corporation, please sign in full corporate name by

President or other authorized officer. If a partnership,

please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PRIOR TO THE MEETING.

FOLD AND DETACH HERE

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Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
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Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located inthe box below, and then follow the directions given.

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If you vote your proxy by telephone,

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